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                                                                    Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Selected Financial Data" and "Experts" and to the use of our report dated February 4, 2000 (except for Note 3, as to which the date is March 24, 2000 and Note 10, as to which the date is October 6, 2000) in Amendment No. 4 to the Registration Statement
(Form S-1 No. 333-35930) and the related Prospectus of POZEN Inc. dated
October 10, 2000.

                                                /s/ Ernst & Young LLP

Raleigh, North Carolina
October 10, 2000